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                                                                   EXHIBIT 21.1

                    SUBSIDIARIES OF MTC TECHNOLOGIES, INC.

                Subsidiary                State of Incorporation
                ----------                ----------------------
                Modern Technologies Corp.       Ohio
                   AMCOMP Corporation....       California